Exhibit 5(b)

                    [LETTERHEAD OF THELEN REID & PRIEST LLP]


                                November 7, 2000




MDU Resources Group, Inc.
Schuchart Building
918 East Divide Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650

Ladies and Gentlemen:

          With reference to the Registration Statement on Form S-3 to be filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") by MDU Resources Group, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), contemplating the issuance and sale, from time to time, of up to 4,500,000 additional shares of its Common Stock, par value $1.00 per share (the "New Stock") and the Preference Share Purchase Rights attached thereto (the "Rights"), which will be sold by the Company, we are of the opinion that:

          1. When

          (a)  the Registration Statement shall have become effective;

          (b) appropriate authorizations by the Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming with respect to the issuance and sale of the New Stock by the Company shall have been granted;

          (c) the Company's Board of Directors or a duly authorized committee thereof shall have approved the issuance and sale of the New Stock by the Company; and

          (d) the New Stock shall have been duly issued and delivered by the Company for the consideration set forth in the aforesaid Registration Statement and in accordance with the actions hereinabove mentioned, the New Stock will be validly issued, fully paid and non-assessable.

          2. The Rights, when issued as contemplated by the Registration Statement, will be validly issued.


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          We are members of the New York Bar and do not hold ourselves out as experts on the laws of any other state. Our opinions expressed above are limited to the law of the State of New York, the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws and the federal laws of the United States of America. Insofar as the opinions expressed herein relate to the laws of the States of Minnesota, Montana, North Dakota, South Dakota and Wyoming, we have relied on the opinion of even date herewith of Lester H. Loble, II, Esq., Vice President, General Counsel and Secretary to the Company, which opinion is to be filed as an exhibit to the Registration Statement.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name, as counsel, therein. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Thelen Reid & Priest LLP

                                        THELEN REID & PRIEST LLP